AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


           Amendment No. 1, dated as of February 19, 1998 (the "Amendment"), between Barnes Group Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent").

           WHEREAS, in accordance with Section 26 of the Rights Agreement, the Company desires to amend the Rights Agreement and to set forth the terms of the amendments in this Amendment;

           NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

           Section 1.  Amendment of Redemption and Termination Section.
 Section 23 of the Rights Agreement is hereby amended by deleting subsection
 (c) thereof in its entirety.

           Section 2. Amendment of Form of Rights Certificate. The sixth paragraph of the text of the Form of Rights Certificate is hereby amended by deleting the final sentence thereof.

           Section 3. Amendment of Summary of Rights to Purchase Preferred Stock. The ninth paragraph of the Summary of Rights to Purchase Preferred Stock is hereby amended by deleting the final sentence thereof.

           Section 4. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

 Attest:                             BARNES GROUP INC.


 By /s/ Charles E. Lindsey Jr.       By /s/ John R. Arrington
    ---------------------------        ------------------------------
   Name:  Charles E. Lindsey Jr.       Name:  John R. Arrington
   Title: Division Counsel &           Title: Senior Vice President of
          Assistant Secretary                 Human Resources

 Attest:                             CHASEMELLON SHAREHOLDER
                                     SERVICES, L.L.C.

 By /s/ Joan B. Hayes                By /s/ Jacqueline M. Wadsworth
   -------------------------------     -----------------------------
   Name:  Joan B. Hayes                Name:  Jacqueline M. Wadsworth
   Title: Assistant Vice President     Title: Vice President